EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Target Portfolio Trust
File Number: 811-7064
Registrant CIK Number: 000090339

Exhibit 77Q3-2

Because the electronic format for filing Form NSAR is full for responding to Items 15 A,B,C,D,and E, please add the following:

15A for all Series

A)  PFPC Trust Company
B)  C
C)  Philadelphia, PA 19113
E)  Type of Custody - Bank X